Exhibit 99.1

This Statement on Form 4 is filed by AIP/BI LLC, American Industrial Partners Corporation, American Industrial Partners II, L.P. and American Industrial Partners Capital Fund II, L.P.  The principal business address of each of the reporting persons is One Maritime Plaza, Suite 2525, San Francisco, California 94111.

Name of Designated Filer:  AIP/BI LLC

Issuer Name & Ticker Symbol:  Bucyrus International, Inc., [BUCY]

Date of Event Requiring Statement:  11/17/04

Dated: 11/19/04

AIP/BI LLC

By:	AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND II, L.P., its Managing Member

	By:	AMERICAN INDUSTRIAL PARTNERS II, L.P., its General Partner

		By:	AMERICAN INDUSTRIAL PARTNERS CORPORATION, its General Partner

			By:	/s/ Theodore C. Rogers
Name: Theodore C. Rogers
Title: Founding Partner

AMERICAN INDUSTRIAL PARTNERS CORPORATION

By:	/s/ Theodore C. Rogers
Name: Theodore C. Rogers
Title: Founding Partner

AMERICAN INDUSTRIAL PARTNERS II, L.P.

By:	AMERICAN INDUSTRIAL PARTNERS CORPORATION, its General Partner

	By:	/s/ Theodore C. Rogers
Name: Theodore C. Rogers
Title: Founding Partner

AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND II, L.P.

By:	AMERICAN INDUSTRIAL PARTNERS II, L.P., its General Partner

	By:	AMERICAN INDUSTRIAL PARTNERS CORPORATION, its General Partner

		By:	/s/ Theodore C. Rogers
Name: Theodore C. Rogers
Title: Founding Partner